December 2019

Preliminary Terms No. 3,008

Registration Statement Nos. 333-221595; 333-221595-01

Dated December 10, 2019

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon during only the first ten quarters of the term of the securities but only if the determination closing price of each of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF, which we refer to as the underlying shares, is at or above 70% of its respective initial share price, which we refer to as the coupon threshold level, on the related coupon observation date. If, however, the determination closing price of any of the underlying shares is less than its respective coupon threshold level on any coupon observation date, we will pay no interest for the related quarterly period. In addition, the securities will be automatically redeemed on any quarterly redemption determination date (beginning approximately one year after the original issue date) for the early redemption payment if: (i) on any of the first six redemption determination dates (from December 2020 through March 2022), the determination closing price of each of the underlying shares is greater than or equal to 100% of its respective initial share price, or (ii) on any of the last ten redemption determination dates (from June 2022 through September 2024), the determination closing price of each of the underlying shares is greater than or equal to 60% of its respective initial share price. The early redemption payment will be: (i) if the securities are redeemed following any of the first six redemption determination dates (from December 2020 through March 2022), the stated principal amount plus the contingent quarterly coupon with respect to the related coupon observation date, (ii) if the securities are redeemed following the seventh redemption determination date (occurring in June 2022), the stated principal amount, and, if payable, the contingent quarterly coupon with respect to the related coupon observation date, or (iii) if the securities are redeemed following any of the last nine redemption determination dates (from September 2022 through September 2024), the stated principal amount. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to 60% of its respective initial share price, which we refer to as the downside threshold level, the payment at maturity will be the stated principal amount. However, if the final share price of any of the underlying shares is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying shares on a 1-to-1 basis, and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 5-year term of the securities. These long-dated securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate during only the first ten quarters of the term of the securities if on any coupon observation date the determination closing price of each of the underlying shares is greater than or equal to its respective coupon threshold level in exchange for the risk of receiving no quarterly interest during the term of the securities and the risk of losing a significant portion or all of their principal if the securities are not automatically redeemed and the final share price of any of the underlying shares is less than 60% of its respective initial share price. Under no circumstances will investors receive any contingent quarterly coupon payments during the last ten quarters of the term of the securities. Because the payment of contingent quarterly coupons is based on the worst performing of the underlying shares, the fact that the securities are linked to three underlying shares does not provide any asset diversification benefits and instead means that a decline in the price of any of the underlying shares below the relevant downside threshold level will result in no contingent quarterly coupons, even if the other underlying shares close at or above their respective downside threshold levels. Because all payments on the securities are based on the worst performing of the underlying shares, a decline beyond the respective downside threshold level of any of the underlying shares will result in no contingent quarterly coupon payments and a significant loss of your investment, even if the other underlying shares have appreciated or have not declined as much. Investors will not participate in any appreciation of any of the underlying shares. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying shares:	Financial Select Sector SPDR® Fund (the “XLF Shares”), Utilities Select Sector SPDR® Fund (the “XLU Shares”) and SPDR® S&P® Oil & Gas Exploration & Production ETF (the “XOP Shares”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	December 20, 2019
Original issue date:	December 26, 2019 (3 business days after the pricing date)
Maturity date:	December 26, 2024
Early redemption:

The securities are not subject to early redemption until one year after the original issue date. Following this 1-year non-call period if, on any redemption determination date, beginning on December 21, 2020, the determination closing price of each of the underlying shares is greater than or equal to its respective applicable call threshold level, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing price of any of the underlying shares is below the respective applicable call threshold level on the related redemption determination date.

Early redemption payment:	The early redemption payment will be: (i) if the securities are redeemed following any of the first six redemption determination dates (from December 2020 through March 2022), an amount equal to the stated principal amount for each security you hold plus the contingent quarterly coupon with respect to the related coupon observation date, (ii) if the securities are redeemed following the seventh redemption determination date (occurring in June 2022), the stated principal amount, and, if payable, the contingent quarterly coupon with respect to the related coupon observation date, or (iii) if the securities are redeemed following any of the last nine redemption determination dates (from September 2022 through September 2024), the stated principal amount.
Determination closing price:	With respect to each of the underlying shares, the closing price of such underlying shares on any redemption determination date or coupon observation date (other than the final determination date), times the adjustment factor on such redemption determination date or coupon observation date, as applicable
Redemption determination dates:	Quarterly, beginning after one year, on December 21, 2020, March 22, 2021, June 21, 2021, September 20, 2021, December 20, 2021, March 21, 2022, June 20, 2022, September 20, 2022, December 20, 2022, March 20, 2023, June 20, 2023, September 20, 2023, December 20, 2023, March 20, 2024, June 20, 2024 and September 20, 2024, subject to postponement for non-trading days and certain market disruption events.
Early redemption dates:	Quarterly, beginning after one year, on December 24, 2020, March 25, 2021, June 24, 2021, September 23, 2021, December 23, 2021, March 24, 2022, June 23, 2022, September 23, 2022, December 23, 2022, March 23, 2023, June 23, 2023, September 25, 2023, December 26, 2023, March 25, 2024, June 25, 2024 and September 25, 2024; provided that if any such day is not a business day, that early redemption payment, if payable, will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.
Contingent quarterly coupon:

A contingent quarterly coupon at an annual rate of at least 7.05% (corresponding to at least approximately $17.625 per quarter per security, to be determined on the pricing date) will be paid on the securities on each coupon payment date during only the first ten quarters of the term of the securities but only if the determination closing price of each of the underlying shares is at or above its respective coupon threshold level on the related coupon observation date.

If, on any coupon observation date, the determination closing price of any of the underlying shares is less than its respective coupon threshold level, no contingent quarterly coupon will be paid with respect to that coupon observation date. It is possible that one or more of the underlying shares will remain below their respective coupon threshold levels for extended periods of time or even throughout the first ten quarters of the term of the securities so that you will receive few or no contingent quarterly coupons during the entire term of the securities. Under no circumstances will investors receive any contingent quarterly coupon payments during the last ten quarters of the term of the securities.

Payment at maturity:

If the securities are not redeemed prior to maturity, investors will receive a payment at maturity determined as follows:

•  If the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level: the stated principal amount

•  If the final share price of any of the underlying shares is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying shares

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of $1,000, and will represent a loss of more than 40%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $927.40 per security, or within $30.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$	$
Total	$	$	$
(1)	Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $ for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(2)	See “Use of proceeds and hedging” on page 37.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 14.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2017   Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Terms continued from previous page:
Initial share price:

With respect to the XLF Shares, $ , which is its closing price on the pricing date

With respect to the XLU Shares, $ , which is its closing price on the pricing date

With respect to the XOP Shares, $ , which is its closing price on the pricing date

Call threshold level

With respect to the first six redemption determination dates (from December 2020 through March 2022):

With respect to the XLF Shares, $ , which is equal to 100% of its initial share price

With respect to the XLU Shares, $ , which is equal to 100% of its initial share price

With respect to the XOP Shares, $ , which is equal to 100% of its initial share price

With respect to the last ten redemption determination dates (from June 2022 through September 2024):

With respect to the XLF Shares, $ , which is equal to 60% of its initial share price

With respect to the XLU Shares, $ , which is equal to 60% of its initial share price

With respect to the XOP Shares, $ , which is equal to 60% of its initial share price

Coupon threshold level:

With respect to the XLF Shares, $ , which is equal to 70% of its initial share price

With respect to the XLU Shares, $ , which is equal to 70% of its initial share price

With respect to the XOP Shares, $ , which is equal to 70% of its initial share price

Downside threshold level:

With respect to the XLF Shares, $ , which is equal to 60% of its initial share price

With respect to the XLU Shares, $ , which is equal to 60% of its initial share price

With respect to the XOP Shares, $ , which is equal to 60% of its initial share price

Coupon payment dates:	Quarterly, during only the first ten quarters of the term of the securities, beginning March 25, 2020, as set forth under “Coupon Observation Dates and Coupon Payment Dates” below; provided that if any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day.
Coupon Observation dates:	Quarterly, as set forth under “Coupon Observation Dates and Coupon Payment Dates” below, subject to postponement for non-trading days and certain market disruption events.
Final determination date:	December 20, 2024, subject to postponement for non-trading days and certain market disruption events
Final share price:	With respect to each of the underlying shares, the closing price of such underlying shares on the final determination date times the adjustment factor on such date
Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
Worst performing underlying shares:	The underlying shares with the largest percentage decrease from the respective initial share price to the respective final share price
Share performance factor:	Final share price divided by the initial share price
CUSIP / ISIN:	61769H4V4 / US61769H4V43
Listing:	The securities will not be listed on any securities exchange.

Coupon Observation Dates and Coupon Payment Dates

Coupon Observation Dates	Coupon Payment Dates
March 20, 2020	March 25, 2020
June 22, 2020	June 25, 2020
September 21, 2020	September 24, 2020
December 21, 2020	December 24, 2020
March 22, 2021	March 25, 2021
June 21, 2021	June 24, 2021
September 20, 2021	September 23, 2021
December 20, 2021	December 23, 2021
March 21, 2022	March 24, 2022
June 20, 2022	June 23, 2022

Under no circumstances will investors receive any contingent quarterly coupon payments during the last ten quarters of the term of the securities.

December 2019	Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon during only the first ten quarters of the term of the securities but only if the determination closing price of each of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF, which we refer to as the underlying shares, is at or above 70% of its respective initial share price, which we refer to as the coupon threshold level, on the related coupon observation date. If, however, the determination closing price of any of the underlying shares is less than its respective coupon threshold level on any coupon observation date, we will pay no interest for the related quarterly period. In addition, the securities will be automatically redeemed on any quarterly redemption determination date (beginning approximately one year after the original issue date) for the early redemption payment if: (i) on any of the first six redemption determination dates (from December 2020 through March 2022), the determination closing price of each of the underlying shares is greater than or equal to 100% of its respective initial share price, or (ii) on any of the last ten redemption determination dates (from June 2022 through September 2024), the determination closing price of each of the underlying shares is greater than or equal to 60% of its respective initial share price. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level, the payment at maturity will be the stated principal amount. However, if the final share price of any of the underlying shares is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying shares on a 1-to-1 basis, and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the entire term of the securities. Investors will not participate in any appreciation in the price of any of the underlying shares.

Maturity:	5 years
Contingent quarterly coupon:

A contingent quarterly coupon at an annual rate of at least 7.05% (corresponding to at least approximately $17.625 per quarter per security, to be determined on the pricing date) will be paid on the securities on each coupon payment date during the first ten quarters of the term of the securities but only if the determination closing price of each of the underlying shares is at or above its respective coupon threshold level on the related coupon observation date.

If on any coupon observation date, the determination closing price of any of the underlying shares is less than its respective coupon threshold level, we will pay no coupon for the applicable quarterly period.

Under no circumstances will investors receive any contingent quarterly coupon payments during the last ten quarters of the term of the securities.

Automatic early redemption quarterly starting after one year:

If the determination closing price of each of the underlying shares is greater than or equal to its respective applicable call threshold level on any quarterly redemption determination date, beginning on December 21, 2020 (approximately one year after the original issue date), the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The early redemption payment will be: (i) if the securities are redeemed following any of the first six redemption determination dates (from December 2020 through March 2022), an

December 2019	Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

amount equal to the stated principal amount for each security you hold plus the contingent quarterly coupon with respect to the related coupon observation date, (ii) if the securities are redeemed following the seventh redemption determination date (occurring in June 2022), the stated principal amount, and, if payable, the contingent quarterly coupon with respect to the related coupon observation date, or (iii) if the securities are redeemed following any of the last nine redemption determination dates (from September 2022 through September 2024), the stated principal amount.
Payment at maturity:

If the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level, the payment at maturity will be the stated principal amount.

If the final share price of any of the underlying shares is less than its respective downside threshold level, investors will receive a payment at maturity based on the decline in the worst performing underlying shares over the term of the securities. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

December 2019	Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $927.40, or within $30.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent quarterly coupon rate, the call threshold levels, the coupon threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

December 2019	Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon during only the first ten quarters of the term of the securities but only if the determination closing price of each of the underlying shares is at or above its respective coupon threshold level on the related coupon observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and risk the loss of principal and accept the risk of receiving few or no coupon payments for the entire term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate during only the first ten quarters of the term of the securities if all of the underlying shares close at or above their respective coupon threshold levels on each quarterly coupon observation date, unless the securities are redeemed early. The following scenarios are for illustration purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent quarterly coupon may be payable in none of, or some but not all of, the quarterly periods during the first ten quarters of the term of the securities, and the payment at maturity may be less than 60% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each of the underlying shares closes at or above its respective coupon threshold level on some quarterly coupon observation dates during the first ten quarters of the term of the securities, but one or more of the underlying shares close below the respective coupon threshold level(s) on the others. Investors receive the contingent quarterly coupon for the quarterly periods during the first ten quarters of the term of the securities for which the determination closing price of each of the underlying shares is at or above its respective coupon threshold level on the related coupon observation date, but not for the quarterly periods for which the determination closing price of any of the underlying shares is below the respective coupon threshold level(s) on the related coupon observation date.

When each of the underlying shares closes at or above its respective applicable call threshold level on a quarterly redemption determination date, the securities will be automatically redeemed for the applicable early redemption payment. The early redemption payment will be: (i) if the securities are redeemed following any of the first six redemption determination dates (from December 2020 through March 2022), an amount equal to the stated principal amount plus the contingent quarterly coupon with respect to the related coupon observation date, (ii) if the securities are redeemed following the seventh redemption determination date (occurring in June 2022), the stated principal amount, and, if payable, the contingent quarterly coupon with respect to the related coupon observation date, or (iii) if the securities are redeemed following any of the last nine redemption determination dates (from September 2022 through September 2024), the stated principal amount.

December 2019	Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity	This scenario assumes that each of the underlying shares closes at or above its respective coupon threshold level on some quarterly coupon observation dates during the first ten quarters of the term of the securities, but one or more of the underlying shares close below the respective coupon threshold level(s) on the others, and at least one of the underlying shares closes below its respective applicable call threshold level on every quarterly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon for the quarterly periods during the first ten quarters of the term of the securities for which the determination closing price of each of the underlying shares is at or above its respective coupon threshold level on the related coupon observation date, but not for the quarterly periods for which the determination closing price of one or more of the underlying shares is below the respective coupon threshold level(s) on the related coupon observation date. Investors do not receive any coupon payments during the last ten quarters of the term of the securities. On the final determination date, each of the underlying shares closes at or above its respective downside threshold level. At maturity, investors will receive the stated principal amount. Under no circumstances will investors receive any contingent quarterly coupon payments during the last ten quarters of the term of the securities.
Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that each of the underlying shares closes at or above its respective coupon threshold level on some quarterly coupon observation dates during the first ten quarters of the term of the securities, but one or more of the underlying shares close below the respective coupon threshold level(s) on the others, and at least one of the underlying shares closes below its respective applicable call threshold level on every quarterly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon for the quarterly periods during the first ten quarters of the term of the securities for which the determination closing price of each of the underlying shares is greater than or equal to its respective coupon threshold level on the related coupon observation date, but not for the quarterly periods for which the determination closing price of one or more of the underlying shares are below the respective coupon threshold level(s) on the related coupon observation date. Investors do not receive any coupon payments during the last ten quarters of the term of the securities. On the final determination date, one or more of the underlying shares close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount and could be zero.

If the securities are not redeemed prior to maturity and the final share price of any of the underlying shares is less than its respective downside threshold level, investors will lose a significant portion or all of their investment.

December 2019	Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing prices on each quarterly coupon observation date during the first ten quarters of the term of the securities, (2) the determination closing prices on each quarterly redemption determination date and (3) the final share prices. Please see “Hypothetical Examples” below for an illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons During Only the First Ten Quarters (Beginning on the First Coupon Payment Date until Early Redemption or June 2022)

Under no circumstances will investors receive any contingent quarterly coupon payments during the last ten quarters of the term of the securities.

Diagram #2: Automatic Early Redemption (Starting After One Year)

December 2019	Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

The applicable call threshold levels are: (i) with respect to the first six redemption determination dates (from December 2020 through March 2022), 100% of the respective initial share price, and (ii) with respect to the last ten redemption determination dates (from June 2022 through September 2024), 60% of the respective initial share price.

The early redemption payment will be: (i) if the securities are redeemed following any of the first six redemption determination dates (from December 2020 through March 2022), an amount equal to the stated principal amount for each security you hold plus the contingent quarterly coupon with respect to the related coupon observation date, (ii) if the securities are redeemed following the seventh redemption determination date (occurring in June 2022), the stated principal amount, and, if payable, the contingent quarterly coupon with respect to the related coupon observation date, or (iii) if the securities are redeemed following any of the last nine redemption determination dates (from September 2022 through September 2024), the stated principal amount.

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout on the securities in different hypothetical scenarios, see “Hypothetical Examples” below.

December 2019	Page 9

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Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to a coupon observation date during the first ten quarters of the term of the securities and how to calculate the payment at maturity, if any, assuming the securities are not redeemed prior to maturity. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon will be determined by reference to the determination closing price of each of the underlying shares on each quarterly redemption determination date during the first ten quarters of the term of the securities, and the amount you will receive at maturity, if any, will be determined by reference to the final share price of each of the underlying shares on the final determination date. The actual initial share price, applicable call threshold levels, coupon threshold level and downside threshold level for each of the underlying shares will be determined on the pricing date. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Contingent Quarterly Coupon:

7.05% per annum (corresponding to approximately $17.625 per quarter per security)[1]

With respect to each coupon payment date, a contingent quarterly coupon is paid during the first ten quarters of the term of the securities but only if the determination closing price of each of the underlying shares is at or above its coupon threshold level on the related coupon observation date. Under no circumstances will investors receive any contingent quarterly coupon payments during the last ten quarters of the term of the securities.

Automatic Early Redemption:

If the determination closing price of each of the underlying shares is greater than or equal to its respective applicable call threshold level on any quarterly redemption determination date, beginning on December 21, 2020 (approximately one year after the original issue date), the securities will be automatically redeemed for the applicable early redemption payment. No further payments will be made on the securities once they have been redeemed.

The early redemption payment will be: (i) if the securities are redeemed following any of the first six redemption determination dates (from December 2020 through March 2022), an amount equal to the stated principal amount for each security you hold plus the contingent quarterly coupon with respect to the related coupon observation date, (ii) if the securities are redeemed following the seventh redemption determination date (occurring in June 2022), the stated principal amount, and, if payable, the contingent quarterly coupon with respect to the related coupon observation date, or (iii) if the securities are redeemed following any of the last nine redemption determination dates (from September 2022 through September 2024), the stated principal amount.

Payment at Maturity (if the securities are not redeemed prior to maturity):

If the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level: the stated principal amount

If the final share price of any of the underlying shares is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying shares

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the XLF Shares: $30.00 With respect to the XLU Shares: $60.00 With respect to the XOP Shares: $20.00
Hypothetical Downside Threshold Level:

With respect to the XLF Shares: $18.00, which is 60% of its hypothetical initial share price

With respect to the XLU Shares: $36.00, which is 60% of its hypothetical initial share price

With respect to the XOP Shares: $12.00, which is 60% of its hypothetical initial share price

Hypothetical Coupon Threshold	With respect to the XLF Shares: $21.00, which is 70% of its hypothetical initial share price

December 2019	Page 10

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Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

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Principal at Risk Securities

Level:	With respect to the XLU Shares: $42.00, which is 70% of its hypothetical initial share price With respect to the XOP Shares: $14.00, which is 70% of its hypothetical initial share price
Hypothetical Call Threshold Level:

With respect to the first six redemption determination dates (from December 2020 through March 2022):

With respect to the XLF Shares: $30.00, which is 100% of its hypothetical initial share price

With respect to the XLU Shares: $60.00, which is 100% of its hypothetical initial share price

With respect to the XOP Shares: $20.00, which is 100% of its hypothetical initial share price

With respect to the last ten redemption determination dates (from June 2022 through September 2024):

With respect to the XLF Shares: $18.00, which is 60% of its hypothetical initial share price

With respect to the XLU Shares: $36.00, which is 60% of its hypothetical initial share price

With respect to the XOP Shares: $12.00, which is 60% of its hypothetical initial share price

1 The actual contingent quarterly coupon will be an amount determined by the calculation agent based on the actual contingent quarterly coupon rate and the number of days in the applicable payment period, calculated on a 30/360 day count basis. The hypothetical contingent quarterly coupon of $17.625 is used in these examples for ease of analysis.

How to determine whether a contingent quarterly coupon is payable with respect to a coupon observation date during the first ten quarters of the term of the securities:

	Determination Closing Price			Hypothetical Contingent Quarterly Coupon
	XLF Shares	XLU Shares	XOP Shares
Hypothetical Coupon Observation Date 1	$35.00 (at or above its coupon threshold level)	$70.00 (at or above its coupon threshold level)	$30.00 (at or above its coupon threshold level)	$17.625
Hypothetical Coupon Observation Date 2	$18.00 (below its coupon threshold level)	$55.00 (at or above its coupon threshold level)	$17.00 (at or above its coupon threshold level)	$0
Hypothetical Coupon Observation Date 3	$24.00 (at or above its coupon threshold level)	$50.00 (at or above its coupon threshold level)	$10.00 (below its coupon threshold level)	$0
Hypothetical Coupon Observation Date 4	$15.00 (below its coupon threshold level)	$30.00 (below its coupon threshold level)	$8.00 (below its coupon threshold level)	$0

On hypothetical coupon observation date 1, each of the underlying shares closes at or above its respective coupon threshold level. Therefore, a hypothetical contingent quarterly coupon of $17.625 is paid on the relevant coupon payment date.

On each of hypothetical coupon observation dates 2 and 3, two of the underlying shares close at or above their respective coupon threshold levels but the other underlying shares closes below its respective coupon threshold level. Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

On hypothetical coupon observation date 4, each of the underlying shares closes below its respective coupon threshold level and accordingly no contingent quarterly coupon is paid on the relevant coupon payment date.

December 2019	Page 11

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Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

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Principal at Risk Securities

You will not receive a contingent quarterly coupon on any coupon payment date during the first ten quarters of the term of the securities if the determination closing price of any of the underlying shares is below its respective coupon threshold level on the related coupon observation date. Under no circumstances will investors receive any contingent quarterly coupon payments during the last ten quarters of the term of the securities.

How to calculate the payment at maturity:

In the following examples, one or more of the underlying shares close below the respective applicable call threshold level(s) on each redemption determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Share Price			Payment at Maturity
	XLF Shares	XLU Shares	XOP Shares
Example 1:	$50.00 (at or above its downside threshold level)	$100.00 (at or above its downside threshold level)	$22.00 (at or above its downside threshold level)	$1,000.00 (the stated principal amount)
Example 2:	$37.00 (at or above its initial share price)	$30.00 (below its downside threshold level)	$25.00 (at or above its initial share price)	$1,000 x share performance factor of the worst performing underlying shares = $1,000 x ($30.00 / $60.00) = $500.00
Example 3:	$20.50 (at or above its downside threshold level)	$30.00 (below its downside threshold level)	$11.00 (below its downside threshold level)	$1,000 x ($30.00 / $60.00) = $500.00
Example 4:	$15.00 (below its downside threshold level)	$30.00 (below its downside threshold level)	$8.00 (below its downside threshold level)	$1,000 x ($8.00 / $20.00) = $400.00
Example 5:	$9.00 (below its downside threshold level)	$24.00 (below its downside threshold level)	$10.00 (below its downside threshold level)	$1,000 x ($9.00 / $30.00) = $300.00

In example 1, the final share price of each of the underlying shares is at or above its respective downside threshold level. Therefore, investors receive at maturity the stated principal amount of the securities. Investors do not participate in the appreciation of any of the underlying shares.

In example 2, the final share prices of two of the underlying shares are above their respective initial share prices, but the final share price of the other underlying shares is below its downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying shares at maturity and receive an amount equal to the stated principal amount times the share performance factor of the worst performing underlying shares.

In example 3, the final share price of one of the underlying shares is at or above its downside threshold level, but the final share price of each of the other underlying shares is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying shares at maturity. The XLU Shares have declined 50% from their initial share price to their final share price, while the XOP Shares have declined 45% from their initial share price to their final share price. Therefore, investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the XLU Shares, which are the worst performing underlying shares in this example.

In examples 4 and 5, the final share price of each of the underlying shares is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying shares. In example 4, the XLF Shares have declined 50% from their initial share price to their final share price, the XLU Shares have declined 50% from their initial share price to their final share price, and the XOP Shares have declined 60% from their initial share price to their final share price. Therefore, the payment at maturity equals the stated principal amount times the share performance factor of the XOP Shares, which are the worst performing underlying shares in this example.

In example 5, the XLF Shares have declined 70% from their initial share price to their final share price, the XLU Shares have declined 60% from their initial share price to their final share price and the XOP Shares have declined 50% from their initial share

December 2019	Page 12

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Principal at Risk Securities

price to their final share price. Therefore the payment at maturity equals the stated principal amount times the share performance factor of the XLF Shares, which are the worst performing underlying shares in this example.

If the final share price of ANY of the underlying shares is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying shares at maturity, and your payment at maturity will be less than 60% of the stated principal amount per security and could be zero.

December 2019	Page 13

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final share price of any of the underlying shares is less than its downside threshold level of 60% of its initial share price, you will be exposed to the decline in the closing price of the worst performing underlying shares, as compared to the initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying shares. In this case, the payment at maturity will be less than 60% of the stated principal amount and could be zero. You could lose up to your entire investment in the securities.

▪	The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon during only the first ten quarters of the term of the securities but only if the determination closing price of each of the underlying shares is at or above 70% of its respective initial share price, which we refer to as the coupon threshold level, on the related coupon observation date. If, on the other hand, the determination closing price of any of the underlying shares is lower than its respective coupon threshold level on the relevant coupon observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the determination closing price of one or more of the underlying shares could remain below the respective coupon threshold level(s) for extended periods of time or even throughout the first ten quarters of the term of the securities so that you will receive few or no contingent quarterly coupons during the entire term of the securities. Under no circumstances will investors receive any contingent quarterly coupon payments during the last ten quarters of the term of the securities. If you do not earn sufficient contingent quarterly coupons over the first ten quarters of the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

▪	You are exposed to the price risk of each of the underlying shares, with respect to both the contingent quarterly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of each of the underlying shares. Rather, it will be contingent upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying shares. Poor performance by any of the underlying shares over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying shares. To receive any contingent quarterly coupons during the first ten quarters of the term of the securities, each of the underlying shares must close at or above its respective coupon threshold level on the applicable coupon observation date. In addition, if any of the underlying shares has declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying shares over the term of the securities on a 1-to-1 basis, even if the other underlying shares have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 60% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each of the underlying shares.

▪	Each of the underlying shares is subject to risks associated with investments concentrated in a particular sector. All or substantially all of the equity securities held by the XLF Shares, XLU Shares and XOP Shares are issued by companies whose primary business is directly associated with the financial sector, the utilities sector and the oil and gas exploration and production sector, respectively. Each of the underlying shares may therefore be subject to increased price volatility, as each is concentrated in a single specific industry and market sector, and each of the underlying shares may be more susceptible to adverse economic, market, political or regulatory events affecting that

December 2019	Page 14

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Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

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Principal at Risk Securities

particular industry or market sector. Therefore, the securities are exposed to concentration risks relating to the industry and market sector reflected in each of the underlying shares.

▪	Investing in the securities exposes investors to risks associated with investments with a concentration in the financial services sector. The stocks included in the Financial Select Sector Index and that are generally tracked by the XLF Shares are stocks of companies whose primary business is directly associated with the financial services sector, including the following sub-sectors: diversified financial services, insurance, commercial banks, capital markets, real estate investment trusts (“REITs”), consumer finance, thrifts & mortgage finance, and real estate management & development. Because the value of the securities is linked to the performance of the XLF Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the financial services sector.

Financial services companies are subject to specific and substantial risks, including, without limitation, significant competition and extensive government regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the businesses they can enter and the interest rates and fees they can charge. The ability of companies in the financial services sector to generate profits is largely dependent on the availability and cost of capital funds, which may fluctuate significantly when interest rates or company credit ratings change. The stock prices of financial institutions, especially those engaged in investment banking, brokerage and banking businesses, have historically been unpredictable, with significant stock price fluctuations in response to reported trading losses in proprietary trading businesses, actual or perceived problems related to risk management systems, the amount of total leverage, liquidity of assets or capital resources, the strength of the mergers and acquisitions and capital markets businesses and general economic conditions, among other factors. Insurance companies, which are the issuers of some of the equity securities held by the Financial Select Sector SPDR® Fund, have been and may continue to be subject to severe price competition. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the financial services sector or one of the sub-sectors of the financial services sector than a different investment linked to securities of a more broadly diversified group of issuers.

▪	Investing in the securities exposes investors to risks associated with investments with a concentration in the utilities sector. The stocks included in the Utilities Select Sector Index and that are generally tracked by the XLU Shares are stocks of companies whose primary business is directly associated with the utilities sector. Because the value of the securities is linked to the performance of the XLU Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the utilities sector.

Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors, rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company’s earnings and dividends in times of decreasing costs, but, conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business.  These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return.  Some companies, however, may be forced to defend their core business and may be less profitable.  In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company’s equipment unusable or obsolete and negatively impact profitability.  Among the risks that may affect utility companies are the following: risks of increases in fuel and other operating costs; the high cost of borrowing to finance capital construction during inflationary periods; restrictions on operations and increased costs and delays associated with compliance with environmental and nuclear safety regulations; and the difficulties involved in obtaining natural gas for resale or fuel for generating electricity at reasonable prices.  Other risks include those related to the construction and operation of nuclear power plants, the effects of energy conservation and the

December 2019	Page 15

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Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

effects of regulatory changes.  The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the utilities sector than a different investment linked to securities of a more broadly diversified group of issuers.

▪	Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the oil and gas exploration and production sector. The stocks included in the S&P® Oil & Gas Exploration & Production Select Industry Index and that are generally tracked by the XOP Shares are stocks of companies whose primary business is associated with the exploration and production of oil and gas. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers or issuers in a less volatile industry. The oil and gas industry is significantly affected by a number of factors that influence worldwide economic conditions and oil and gas prices, such as natural disasters, supply disruptions, geopolitical events and other factors that may offset or magnify each other, including:

o	worldwide and domestic supplies of, and demand for, crude oil and natural gas;

o	the cost of exploring for, developing, producing, refining and marketing crude oil and natural gas;

o	consumer confidence;

o	changes in weather patterns and climatic changes;

o	the ability of the members of Organization of Petroleum Exporting Countries (OPEC) and other producing nations to agree to and maintain production levels;

o	the worldwide military and political environment, uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or further acts of terrorism in the United States, or elsewhere;

o	the price and availability of alternative and competing fuels;

o	domestic and foreign governmental regulations and taxes;

o	employment levels and job growth; and

o	general economic conditions worldwide.

These or other factors or the absence of such factors could cause a downturn in the oil and natural gas industries generally or regionally and could cause the value of some or all of the component stocks included in the S&P® Oil & Gas Exploration & Production Select Industry Index to decline during the term of the securities.

▪	The contingent quarterly coupon, if any, during the first ten quarters of the term of the securities, is based only on the determination closing prices of the underlying shares on the related quarterly coupon observation date at the end of the related interest period. Whether the contingent quarterly coupon will be paid on any coupon payment date during the first ten quarters of the term of the securities will be determined at the end of the relevant interest period based on the determination closing price of each of the underlying shares on the relevant quarterly coupon observation date. As a result, you will not know whether you will receive the contingent quarterly coupon on any coupon payment date during the first ten quarters of the term of the securities until near the end of the relevant interest period. Moreover, because the contingent quarterly coupon is based solely on the price of each of the underlying shares on quarterly coupon observation dates during the first ten quarters of the term of the securities, if the determination closing price of any of the underlying shares on any coupon observation date is below its respective coupon threshold level, you will receive no coupon for the related interest period even if the price(s) of one or more of the other underlying shares were higher on other days during that interest period.

▪	Investors will not participate in any appreciation in the price of any of the underlying shares. Investors will not participate in any appreciation in the price of the underlying shares from their initial share prices, and the return on the securities will be limited to the contingent quarterly coupon that is paid with respect to each coupon observation date

December 2019	Page 16

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Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

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Principal at Risk Securities

during the first ten quarters of the term of the securities on which each determination closing price is greater than or equal to its respective coupon threshold level, if any.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlying shares on any day, including in relation to the respective downside threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlying shares and the stocks constituting their respective share underlying indices,

o	whether the determination closing price of any of the underlying shares has been below its respective coupon threshold level on any coupon observation date,

o	dividend rates on the stocks constituting the share underlying indices,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares or equity markets generally and which may affect the prices of the underlying shares,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the adjustment factor,

o	the composition of the underlyings and changes in the constituents of the underlying shares, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any of the underlying shares at the time of sale is near or below its respective coupon threshold level, and especially if the price of any of the underlying shares at the time of sale is near or below its respective downside threshold level, or if market interest rates rise.

The price of any or all of the underlying shares may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The prices of one or more of the underlying shares may decrease and be below the respective coupon threshold level(s) on each coupon observation date during the first ten quarters of the term of the securities so that you will receive no return on your investment. There can be no assurance that the determination closing prices of all of the underlying shares will be at or above their respective coupon threshold levels on any coupon observation date during the first ten quarters of the term of the securities so that you will receive a coupon payment on the securities for the applicable interest period, or that they will be at or above their respective downside threshold levels on the final determination date so that you do no suffer a significant loss on your initial investment in the securities. See “Financial Select Sector SPDR® Fund Overview,” “Utilities Select Sector SPDR® Fund Overview” and “SPDR® S&P® Oil & Gas Exploration & Production ETF Overview” below.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption and at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result,

December 2019	Page 17

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Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

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Principal at Risk Securities

the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

December 2019	Page 18

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Adjustments to the underlying shares or the indices tracked by the underlying shares could adversely affect the value of the securities. The investment advisor to each of the underlying shares (SSGA Funds Management, Inc.) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying indices. Pursuant to its investment strategy or otherwise, the investment advisor may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the securities. The publisher of each of the share underlying indices is responsible for calculating and maintaining the share underlying indices. The publisher may add, delete or substitute the securities constituting the share underlying indices or make other methodological changes that could change the value of the share underlying indices, and, consequently, the price of the underlying shares and the value of the securities. The publisher of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪  The performance and market price of any of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index.  In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices.  All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and its respective share underlying index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying index.  Finally, because the shares of each of the underlying shares are traded on  an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary

December 2019	Page 19

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

market.  Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share or the level of its respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares.  Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final determination date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the final determination date, even if any of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

▪	Not equivalent to investing in the underlying shares or the stocks composing the share underlying indices. Investing in the securities is not equivalent to investing in the underlying shares, the share underlying indices or the stocks that constitute the share underlying indices. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying indices.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying shares and the share underlying indices), including trading in the underlying shares. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the underlying shares and other financial instruments related to the underlying shares and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of any of the underlying shares and, therefore, could increase (i) the value at or above which such underlying shares must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares), (ii) the coupon threshold level for such underlying shares, which is the value at or above which the underlying shares must close on each coupon observation date during the first ten quarters of the term of the securities so that you receive a contingent quarterly coupon on the securities (depending also on the performance of the other underlying shares), and (iii) the downside threshold level for such underlying shares, which is the value at or above which the underlying shares must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any of the underlying shares on the redemption determination dates and the coupon observation dates and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you will receive at maturity, if any.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the applicable call threshold levels, the coupon threshold levels, the downside threshold levels, the final share prices, the payment at maturity, if any, whether you receive a contingent quarterly coupon on each coupon payment date during the first ten quarters of the term of the securities, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the

December 2019	Page 20

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the determination closing price in the event of a market disruption event. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

December 2019	Page 21

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Financial Select Sector SPDR® Fund Overview

The Financial Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector SPDR Trust (the “Trust”), a registered investment company. The Trust consists of nine separate investment portfolios, including the Financial Select Sector SPDR® Fund. The Financial Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Financial Select Sector Index. It is possible that this fund may not fully replicate the performance of the Financial Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (“the Commission”) by the Select Sector SPDR Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Financial Select Sector SPDR Fund is accurate or complete.

Information as of market close on December 6, 2019:

Ticker Symbol:	XLF UP
Current Stock Price:	$30.36
52 Weeks Ago:	$25.60
52 Week High (on 12/6/2019):	$30.36
52 Week Low (on 12/24/2018):	$22.31

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLF Shares for each quarter from January 1, 2014 through December 6, 2019. The closing price of the XLF Shares on December 6, 2019 was $30.36. The associated graph shows the closing prices of the XLF Shares for each day from January 1, 2014 through December 6, 2019. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the XLF Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the XLF Shares at any time, including on the redemption determination dates or the coupon observation dates.

Financial Select Sector SPDR® Fund (CUSIP 81369Y605)	High ($)	Low ($)	Period End ($)
2014
First Quarter	18.25	16.67	18.14
Second Quarter	18.60	17.28	18.47
Third Quarter	19.33	17.99	18.81
Fourth Quarter	20.33	17.90	20.08
2015
First Quarter	20.08	18.68	19.58
Second Quarter	20.52	19.56	19.80
Third Quarter	20.77	18.09	18.40
Fourth Quarter	20.16	18.41	19.31
2016
First Quarter	19.05	15.99	18.28
Second Quarter	19.36	17.42	18.54
Third Quarter	19.95	18.17	19.30
Fourth Quarter	23.75	19.21	23.25
2017
First Quarter	25.24	22.95	23.73
Second Quarter	24.69	22.90	24.67
Third Quarter	25.86	23.88	25.86
Fourth Quarter	28.22	26.05	27.91
2018
First Quarter	30.17	26.82	27.57

December 2019	Page 22

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Financial Select Sector SPDR® Fund (CUSIP 81369Y605)	High ($)	Low ($)	Period End ($)
Second Quarter	28.34	26.36	26.59
Third Quarter	28.98	26.48	27.58
Fourth Quarter	28.19	22.31	23.82
2019
First Quarter	26.90	23.48	25.71
Second Quarter	28.07	26.01	27.60
Third Quarter	28.69	25.98	28.00
Fourth Quarter (through December 6, 2019)	30.36	26.78	30.36

Shares of the Financial Select Sector SPDR® Fund – Daily Closing Prices January 1, 2014 to December 6, 2019

* The red solid line indicates the hypothetical downside threshold level of 60% of the hypothetical initial share price, and the black sold line indicates the hypothetical coupon threshold level of 70% of the hypothetical initial share price, in each case assuming the closing price of the XLF Shares on December 6, 2019 were the initial share price.

This document relates only to the securities offered hereby and does not relate to the XLF Shares. We have derived all disclosures contained in this document regarding the Select Sector SPDR Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Select Sector SPDR Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Select Sector SPDR Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLF Shares (and therefore the price of the XLF Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Select Sector SPDR Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLF Shares.

We and/or our affiliates may presently or from time to time engage in business with the Select Sector SPDR Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Select Sector SPDR Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLF Shares. The statements in the preceding two sentences are not intended to

December 2019	Page 23

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Select Sector SPDR Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLF Shares.

The securities are not sponsored, endorsed, sold, or promoted by the Select Sector SPDR Trust. The Trust makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The Trust has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of The McGraw-Hill Companies, Inc. (“MGH”). The securities are not sponsored, endorsed, sold, or promoted by S&P, MGH or the Select Sector SPDR Trust. S&P, MGH and the Select Sector SPDR Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P, MGH and the Select Sector SPDR Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Financial Select Sector Index. The Financial Select Sector Index is calculated and disseminated by S&P and is designed to provide an effective representation of the financial sector of the S&P 500® Index. The Financial Select Sector Index includes companies in the following industries: diversified financial services, insurance, commercial banks, capital markets, real estate investment trusts (“REITs”), thrift & mortgage finance, consumer finance and real estate management & development. See “The Financial Select Sector Index” in the accompanying index supplement.

December 2019	Page 24

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Utilities Select Sector SPDR® Fund Overview

The Utilities Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector SPDR Trust (the “Trust”), a registered investment company. The Trust consists of nine separate investment portfolios, including the Utilities Select Sector SPDR® Fund. The Utilities Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Utilities Select Sector Index. It is possible that this fund may not fully replicate the performance of the Utilities Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Select Sector SPDR Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Utilities Select Sector SPDR® Fund is accurate or complete.

Information as of market close on December 6, 2019:

Ticker Symbol:	XLU UP
Current Stock Price:	$63.21
52 Weeks Ago:	$56.25
52 Week High (on 9/26/2019):	$64.93
52 Week Low (on 12/24/2018):	$51.56

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLU Shares for each quarter from January 1, 2014 through December 6, 2019. The closing price of the XLU Shares on December 6, 2019 was $63.21. The associated graph shows the closing prices of the XLU Shares for each day from January 1, 2014 through December 6, 2019. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the XLU Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the XLU Shares at any time, including on the redemption determination dates or the coupon observation dates.

Utilities Select Sector SPDR® Fund (CUSIP 81369Y886)	High ($)	Low ($)	Period End ($)
2014
First Quarter	41.46	37.27	41.46
Second Quarter	44.26	41.11	44.26
Third Quarter	43.82	40.17	42.09
Fourth Quarter	49.11	42.27	47.22
2015
First Quarter	49.41	43.11	44.43
Second Quarter	45.17	41.46	41.46
Third Quarter	45.87	40.96	43.29
Fourth Quarter	45.39	41.79	43.28
2016
First Quarter	49.62	43.03	49.62
Second Quarter	52.47	46.93	52.47
Third Quarter	52.98	48.46	48.99
Fourth Quarter	49.43	46.00	48.57
2017
First Quarter	51.89	48.04	51.31
Second Quarter	54.30	51.27	51.96
Third Quarter	55.83	51.42	53.05

December 2019	Page 25

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Utilities Select Sector SPDR® Fund (CUSIP 81369Y886)	High ($)	Low ($)	Period End ($)
Fourth Quarter	56.87	52.14	52.68
2018
First Quarter	52.19	47.56	50.53
Second Quarter	51.96	48.37	51.96
Third Quarter	54.77	51.36	52.65
Fourth Quarter	56.93	51.56	52.92
2019
First Quarter	58.96	52.00	58.17
Second Quarter	61.24	56.94	59.63
Third Quarter	64.93	59.29	64.74
Fourth Quarter (through December 6, 2019)	64.82	61.37	63.21

Shares of the Utilities Select Sector SPDR® Fund – Daily Closing Prices January 1, 2014 to December 6, 2019

* The red solid line indicates the hypothetical downside threshold level of 60% of the hypothetical initial share price, and the black sold line indicates the hypothetical coupon threshold level of 70% of the hypothetical initial share price, in each case assuming the closing price of the XLU Shares on December 6, 2019 were the initial share price.

This document relates only to the securities offered hereby and does not relate to the XLU Shares.  We have derived all disclosures contained in this document regarding the Select Sector SPDR Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Select Sector SPDR Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Select Sector SPDR Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLU Shares (and therefore the price of the XLU Shares at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Select Sector SPDR Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLU Shares.

December 2019	Page 26

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

We and/or our affiliates may presently or from time to time engage in business with the Select Sector SPDR Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Select Sector SPDR Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the XLU Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of the Select Sector SPDR Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLU Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR” and “Select Sector SPDRs” are trademarks of S&P, an affiliate of The McGraw-Hill Companies, Inc. (“MGH”). The securities are not sponsored, endorsed, sold, or promoted by S&P, MGH or the Select Sector SPDR Trust. S&P, MGH and the Select Sector SPDR Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the Securities. S&P, MGH and the Select Sector SPDR Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Utilities Select Sector Index. The Utilities Select Sector Index is calculated and disseminated by S&P and is designed to provide an effective representation of the utilities sector of the S&P 500® Index. The Utilities Select Sector Index includes companies in the following industries: (i) electric utilities, gas utilities, multi-utilities and water utilities and (ii) independent power and renewable electricity producers. See “The Utilities Select Sector Index” in the accompanying index supplement.

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Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

SPDR® S&P® Oil & Gas Exploration & Production ETF Overview

The SPDR® S&P® Oil & Gas Exploration & Production ETF is an exchange-traded fund that seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of publicly traded equity securities of companies included in the S&P® Oil & Gas Exploration & Production Select Industry Index®. The SPDR® S&P® Oil & Gas Exploration & Production ETF is managed by SPDR® Series Trust, a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P® Oil & Gas Exploration & Production ETF. Information provided to or filed with the Securities and Exchange Commission by the SPDR® Series Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57793 and 811-08839, respectively, through the Commission’s website at.www.sec.gov.  In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® S&P® Oil & Gas Exploration & Production ETF is accurate or complete.

Information as of market close on December 6, 2019:

Ticker Symbol:	XOP UP
Current Share Price:	$21.23
52 Weeks Ago:	$31.68
52 Week High (on 4/22/2019):	$32.98
52 Week Low (on 12/3/2019):	$20.04

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XOP Shares for each quarter from January 1, 2014 through December 6, 2019. The closing price of the XOP Shares on December 6, 2019 was $21.23. The associated graph shows the closing prices of the XOP Shares for each day from January 1, 2014 through December 6, 2019. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the XOP Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the XOP Shares at any time, including on the redemption determination dates or the coupon observation dates.

SPDR® S&P® Oil & Gas Exploration & Production ETF (CUSIP 78464A730)	High ($)	Low ($)	Period End ($)
2014
First Quarter	71.83	64.04	71.83
Second Quarter	83.45	71.19	82.28
Third Quarter	82.08	68.83	68.83
Fourth Quarter	66.84	42.75	47.86
2015
First Quarter	53.94	42.55	51.66
Second Quarter	55.63	46.43	46.66
Third Quarter	45.22	31.71	32.84
Fourth Quarter	40.53	28.64	30.22
2016
First Quarter	30.96	23.60	30.35
Second Quarter	37.50	29.23	34.81
Third Quarter	39.12	32.75	38.46
Fourth Quarter	43.42	34.73	41.42
2017
First Quarter	42.21	35.17	37.44
Second Quarter	37.89	30.17	31.92

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Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

SPDR® S&P® Oil & Gas Exploration & Production ETF (CUSIP 78464A730)	High ($)	Low ($)	Period End ($)
Third Quarter	34.37	29.09	34.09
Fourth Quarter	37.64	32.25	37.18
2018
First Quarter	39.85	32.38	35.22
Second Quarter	44.22	34.03	43.06
Third Quarter	44.52	39.10	43.29
Fourth Quarter	44.57	24.12	26.53
2019
First Quarter	31.61	27.10	30.74
Second Quarter	32.98	24.86	27.25
Third Quarter	27.20	20.60	22.36
Fourth Quarter (through December 6, 2019)	22.94	20.04	21.23

Shares of the SPDR® S&P® Oil & Gas Exploration & Production ETF — Daily Closing Prices January 1, 2014 to December 6, 2019

* The red solid line indicates the hypothetical downside threshold level of 60% of the hypothetical initial share price, and the black sold line indicates the hypothetical coupon threshold level of 70% of the hypothetical initial share price, in each case assuming the closing price of the XOP Shares on December 6, 2019 were the initial share price.

This document relates only to the securities offered hereby and does not relate to the XOP Shares.  We have derived all disclosures contained in this document regarding the SPDR® Series Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR® Series Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the SPDR® Series Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XOP Shares (and therefore the price of the XOP Shares at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SPDR® Series Trust could affect the value received with respect to the securities and therefore the value of the securities.

December 2019	Page 29

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Neither we nor any of our affiliates makes any representation to you as to the performance of the XOP Shares.

We and/or our affiliates may presently or from time to time engage in business with the SPDR® Series Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the SPDR® Series Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the XOP Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of the SPDR® Series Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XOP Shares.

“S&P®”, “SPDR®” and “S&P® Oil & Gas Exploration & Production Select Industry Index®” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of The McGraw-Hill Companies, Inc. (“MGH”). The securities are not sponsored, endorsed, sold, or promoted by S&P, MGH or the SPDR® Series Trust. S&P, MGH and the SPDR® Series Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P, MGH and the SPDR® Series Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The S&P® Oil & Gas Exploration & Production Select Industry Index. The S&P® Oil & Gas Exploration & Production Select Industry Index is an equal-weighted index designed to measure the performance of the oil and gas exploration and production sub-industry portion of the S&P® Total Market Index, a benchmark that measures the performance of the U.S. equity market.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Interest period (during only the first ten quarters of the term of the securities):	The quarterly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.
Record date:	The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable upon early redemption shall be payable to the person to whom the early redemption payment shall be payable.
Share underlying indices:

With respect to the XLF Shares, the S&P® Financial Select Sector Index

With respect to the XLU Shares, the S&P® Utilities Select Sector Index

With respect to the XOP Shares, the S&P® Oil & Gas Exploration & Production Select Industry Index

Share underlying index publishers:	With respect to each of the XLF Shares, the XLU Shares and the XOP Shares, S&P Dow Jones Indices LLC, or any successor thereof.
Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of coupon payment dates, early redemption dates and maturity date:	If any coupon observation date, redemption determination date or the final determination date is postponed due to a non-trading day or certain market disruption events with respect to any of the underlying shares so that it falls less than two business days prior to the relevant scheduled coupon payment date, early redemption date or maturity date, as applicable, the coupon payment date, the early redemption date or maturity date will be postponed to the second business day following that coupon observation date, redemption determination date or final determination date as postponed, and no adjustment will be made to any payment made on that postponed date.
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the

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Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent quarterly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due with respect to the contingent quarterly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

•     purchase the securities in the original offering; and

•     hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•     certain financial institutions;

•     insurance companies;

•     certain dealers and traders in securities or commodities;

•     investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•     U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•     partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•     regulated investment companies;

•     real estate investment trusts; or

•     tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

December 2019	Page 33

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Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•     a citizen or individual resident of the United States;

•     a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•     an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•     an individual who is classified as a nonresident alien;

•     a foreign corporation; or

•     a foreign estate or trust.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

The term “Non-U.S. Holder” does not include any of the following holders:

•     a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•     certain former citizens or residents of the United States; or

•     a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2021 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

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Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the underlying shares, in futures and/or options contracts on the underlying shares or any component stocks of the share underlying indices, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of one or more of the underlying shares and, therefore, could increase (i) the value at or above which such underlying shares must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares), (ii) the coupon threshold level for such underlying shares, which is the value at or above which the underlying shares must close on the coupon observation dates so that you receive a contingent quarterly coupon on the securities (depending also on the performance of the other underlying shares), and (iii) the downside threshold level for such underlying shares, which is the value at or above which the underlying shares must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

of any of the underlying shares on the redemption determination dates and coupon observation dates and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.
Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)    the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley, Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $ for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the

December 2019	Page 39

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 26, 2024, with 1-year Initial Non-Call Period, With Contingent Quarterly Coupons Potentially Payable During Only the First Ten Quarters of the Term of the Securities

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Utilities Select Sector SPDR® Fund and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

economic terms of the securities, including the contingent quarterly coupon rate, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the index supplement and the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for auto-callable securities or in the prospectus.

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